Exhibit 10.74

June 21, 2006

James M. Canon

3105 Legation St NW

Washington DC 20015

Dear Mr. Canon:

Autobytel Inc. (the “Company”) and Mark Canon, Senior Vice President and Chief Product Officer (“Employee”), hereby agree as follows:

In the event of termination of the Employee by the Company without Cause (as defined in Schedule I attached hereto) or by the Employee for Good Reason (as defined in Schedule I attached hereto), the Employee shall be entitled to a severance payment equal to twelve months base salary at the highest rate paid to Employee while employed by the Company and Benefits (as defined in Schedule I hereto) for twelve months following termination.

The provisions of this letter are severable which means that if any part of this letter is legally unenforceable, the other provisions shall remain fully valid and enforceable. This letter sets forth our complete understanding regarding the matters addressed herein and supersedes all previous agreements or understandings between Employee and the Company, whether written or oral.

No modification, waiver, amendment, discharge or change of this letter, shall be valid unless the same is in writing and signed by the party against whom enforcement of such modification, waiver, amendment, discharge, or change is sought.

Any controversy or claim arising out of, or related to, this letter, or the breach thereof, shall be settled by binding arbitration in the City of Irvine, California, in accordance with the rules then in effect of the American Arbitration Association, and the arbitrator’s decision shall be binding and final, and judgment upon the award rendered may be entered in any court having jurisdiction thereof. Each party hereto shall pay its or their own expenses incident to the negotiation, preparation and resolution of any controversy or claim arising out of, or related to, this letter, or the breach thereof.

Employee acknowledges and agrees that nothing in this letter shall confer upon Employee any right with respect to continuation of employment by the Company, nor shall it interfere in any way with Employee’s right or the Company’s right to terminate Employee’s employment at any time, with or without Cause.

This letter shall be construed and enforced in accordance with the laws of the State of California.

Please execute a copy of this letter confirming your acceptance of and agreement with the foregoing.

Sincerely,

/s/ James E. Riesenbach
James E. Riesenbach
President and CEO

AGREED AND ACCEPTED:

this 23 day of June, 2006.

/s/ Mark Canon
Mark Canon

Schedule I

As used herein, the term “for Cause” shall refer to the termination of the Employee’s employment as a result of any one or more of the following: (i) any conviction of, or pleading of nolo contendre by, the Employee for any crime or felony; (ii) any willful misconduct of the Employee which has a materially injurious effect on the business or reputation of the Company; (iii) the gross dishonesty of the Employee which has a materially injurious effect on the business or reputation of the Company; or (iv) failure to consistently discharge Employee’s duties under this Agreement which failure continues for thirty (30) days following written notice from the Company detailing the area or areas of such failure. For purposes hereof, no act or failure to act, on the part of the Employee, shall be considered “willful” if it is done, or omitted to be done, by the Employee in good faith or with reasonable belief that Employee’s action or omission was in the best interest of the Company. The Employee shall have the opportunity to cure any such acts or omissions (other than item (i) above) within fifteen (15) days of the Employee’s receipt of notice from the Company finding that, in the good faith opinion of the Company, the Employee is guilty of acts or omissions constituting “Cause”.

The term termination “without Cause” shall mean the termination of the Employee’s employment for any reason other than (i) death, (ii) disability (as determined by the Company) or (iii) those reasons expressly set forth in the definition “for Cause” above, or no reason at all, and shall also mean the Employee’s decision to terminate Employee’s employment with the Company by reason of any act, decision or omission by the Company or the Board that (a) materially reduces Employee’s salary or the Employee’s authority, functions or duties, (b) changes his reporting to an officer below the level of President or Chief Executive Officer or (c) relocates the Employee without his consent from the Company’s offices located at 18872 MacArthur Boulevard, Irvine, California, 92612-1400 to any other location in excess of fifty (50) miles beyond the geographic limits of Irvine, California (each a “Good Reason”).

“Benefits” shall mean participation, including eligible dependents, in any Company medical, dental or other health plans.